UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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JBG SMITH PROPERTIES
(Name of Registrant as Specified In Its Charter)

N/A
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FOR IMMEDIATE RELEASE

JBG SMITH PROPERTIES CHANGES TO VIRTUAL FORMAT FOR 2020 ANNUAL MEETING OF SHAREHOLDERS

Bethesda, MD (April 17, 2020) - JBG SMITH Properties (NYSE: JBGS) (the “Company” or “JBG SMITH”) today announced that the Company’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”) has been changed from an in-person meeting to a virtual-only meeting due to the ongoing public health impact of the coronavirus (COVID-19) pandemic and in consideration of the health and well-being of our shareholders and other meeting participants. As previously announced, the Annual Meeting will take place at 8:30 a.m., local time, on Thursday, April 30, 2020, but will be held in a virtual meeting format.

As described in the Company’s previously distributed proxy materials for the Annual Meeting, shareholders as of the close of business on March 2, 2020 (the “record date”) are entitled to participate in the Annual Meeting. Shareholders will be able to access the Annual Meeting online by visiting www.virtualshareholdermeeting.com/JBGS2020 and entering the 16-digit control number found on the previously provided Notice of Internet Availability of Proxy Materials to log in to this website.

Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. Only one shareholder per 16-digit control number can access the Annual Meeting.  We encourage shareholders to log in to the website and access the webcast before the Annual Meeting’s start time. Further instructions on how to attend, participate in and vote at the Annual Meeting are available at www.virtualshareholdermeeting.com/JBGS2020.

The Company urges shareholders to vote and submit proxies in advance of the Annual Meeting by one of the methods described in the proxy materials.

About JBG SMITH

JBG SMITH is an S&P 400 company that owns, operates, invests in, and develops a dynamic portfolio of high-quality mixed-use properties in and around Washington, DC. Through an intense focus on placemaking, JBG SMITH cultivates vibrant, amenity-rich, walkable neighborhoods throughout the Capital region, including National Landing where it now serves as the exclusive developer for Amazon’s new headquarters. JBG SMITH’s portfolio currently comprises 20.6 million square feet of high-quality office, multifamily and retail assets, 98% at our share of which are Metro-served. It also maintains a robust future pipeline encompassing 18.7 million square feet of mixed-use development opportunities. For more information on JBG SMITH please visit www.jbgsmith.com.

Media
Bud Perrone
Rubenstein
Executive Vice President
(212) 843-8068
bperrone@rubenstein.com

Investor Relations
Jaime Marcus
JBG SMITH
SVP, Investor Relations & Corporate Communications
(240) 333-3643
jmarcus@jbgsmith.com